U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006

American Capital Strategies, Ltd.

(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814

(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 951-6122

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.05. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 21, 2006, the Board of Directors of American Capital Strategies, Ltd. (the "Company") granted a waiver concerning a procedural departure from the Company's Personal Investments Code (the "Code"), which forms part of the Company's Code of Ethics, to Malon Wilkus for several private placement investments and an initial public offering investment by Mr. Wilkus. The investments, which were unrelated to the Company's investment activities, were generally reported on Mr. Wilkus' periodic securities reports in accordance with the Code, but not approved in advance.

Item 8.01. Other Events.

On December 21, 2006, the Company's Board of Directors (the "Board") approved an amendment to the Company's Certificate of Incorporation, which would have the effect of declassifying the Board's membership. The charter amendment approved by the Board provides that, subject to stockholder approval, all members of the Board would be subject to annual elections beginning at the Company's annual meeting to be held in 2008. The charter amendment will be on the agenda for stockholder approval at the 2007 annual meeting and will be included in the proxy materials for that meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL STRATEGIES, LTD.

Dated: December 21, 2006	By:	/s/ SAMUEL A. FLAX
Samuel A. Flax Executive Vice President, General Counsel and Secretary